As filed with the Securities and Exchange Commission on August 29, 2012

Registration No. 001–35502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 4

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-4517261
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida, 33431

(561) 988-3600

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

With copies to:

Judith A. Reinsdorf, Esq. Executive Vice President and General Counsel Tyco International Management Company, LLC 9 Roszel Road Princeton, New Jersey 08540 (609) 720-4200	Alan M. Klein, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Certain Relationships and Related Party Transactions” of the Information Statement filed as Exhibit 99.1 to this Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary—Summary Historical Combined and Unaudited Pro Forma Condensed Combined Financial Data,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section “Business—Facilities and Equipment” of the Information Statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section “Compensation of Executive Officers” of the Information Statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Compensation of Executive Officers” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

Not applicable.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Relating to Our Common Stock and the Securities Market,” “Dividend Policy” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Agreements with Tyco—ADT Separation and Distribution Agreement—Indemnification” and “Description of Our Capital Stock—Limitation of Liability and Indemnification” of the Information Statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1**	Form of Separation and Distribution Agreement with respect to ADT Distribution, between Tyco International Ltd. and The ADT Corporation

2.2**	Separation and Distribution Agreement with respect to Tyco Flow Control Distribution, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

2.3**	Amendment No. 1 to the Separation and Distribution Agreement, dated as of July 25, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

3.1**	Form of Certificate of Incorporation of The ADT Corporation

Exhibit Number	Exhibit Description

3.2**	Form of By-Laws of The ADT Corporation

10.1**	Form of Transition Services Agreement between Tyco International Ltd. and The ADT Corporation

10.2**	Form of Transition Services Agreement between Tyco Integrated Security Canada, Inc. and ADT Security Services Canada, Inc.

10.3**	Form of Tax Sharing Agreement between Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

10.4**	Form of Non-Income Tax Agreement between Tyco International Ltd. and The ADT Corporation

10.5	Form of Patent Agreement between Tyco International Ltd. and The ADT Corporation

10.6	Form of Trademark Agreement among Tyco International Ltd., ADT Services GMBH, ADT US Holdings, Inc. and The ADT Corporation

10.7**	Form of Monitoring Agreement between Tyco Integrated Security, Inc. and ADT LLC

10.8**	Form of Monitoring Agreement between ADT Security Services Canada, Inc. and Tyco Integrated Security Canada, Inc.

10.9**	Form of Guard Service Agreement between ADT Security Services Canada, Inc. and Intercon Security Limited

10.10**	Form of Guard Service Agreement between ADT Holdings Inc. and Tyco Integrated Security LLC

10.11**	Form of Master Supply Agreement between Tyco International Ltd. and The ADT Corporation

10.12**	Form of Sublease Agreement

10.13**	Form of Consulting Agreement between The ADT Corporation and Edward D. Breen

10.14**	Indenture, dated as of July 5, 2012, between The ADT Corporation and Wells Fargo Bank, National Association

10.15**	First Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.16**	Second Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.17**	Third Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.18**	Exchange and Registration Rights Agreement, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and the purchasers identified therein

10.19**	Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lender parties thereto and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as bookrunners and lead arrangers

10.20	Form of The ADT Corporation 2012 Omnibus Stock and Incentive Plan

21.1**	List of subsidiaries of The ADT Corporation

99.1	Preliminary Information Statement of The ADT Corporation, subject to completion, dated August 29, 2012.

**	Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The ADT Corporation

By:	/S/ NAREN GURSAHANEY
Name:	Naren Gursahaney
Title:	Chief Executive Officer

Dated: August 29, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1**	Form of Separation and Distribution Agreement with respect to ADT Distribution, between Tyco International Ltd. and The ADT Corporation

2.2**	Separation and Distribution Agreement with respect to Tyco Flow Control Distribution, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

2.3**	Amendment No. 1 to the Separation and Distribution Agreement, dated as of July 25, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

3.1**	Form of Certificate of Incorporation of The ADT Corporation

3.2**	Form of By-Laws of The ADT Corporation

10.1**	Form of Transition Services Agreement between Tyco International Ltd. and The ADT Corporation

10.2**	Form of Transition Services Agreement between Tyco Integrated Security Canada, Inc. and ADT Security Services Canada, Inc.

10.3**	Form of Tax Sharing Agreement between Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

10.4**	Form of Non-Income Tax Agreement between Tyco International Ltd. and The ADT Corporation

10.5	Form of Patent Agreement between Tyco International Ltd. and The ADT Corporation

10.6	Form of Trademark Agreement among Tyco International Ltd., ADT Services GMBH, ADT US Holdings, Inc. and The ADT Corporation

10.7**	Form of Monitoring Agreement between Tyco Integrated Security, Inc. and ADT LLC

10.8**	Form of Monitoring Agreement between ADT Security Services Canada, Inc. and Tyco Integrated Security Canada, Inc.

10.9**	Form of Guard Service Agreement between ADT Security Services Canada, Inc. and Intercon Security Limited

10.10**	Form of Guard Service Agreement between ADT Holdings Inc. and Tyco Integrated Security LLC

10.11**	Form of Master Supply Agreement between Tyco International Ltd. and The ADT Corporation

10.12**	Form of Sublease Agreement

10.13**	Form of Consulting Agreement between The ADT Corporation and Edward D. Breen

10.14**	Indenture, dated as of July 5, 2012, between The ADT Corporation and Wells Fargo Bank, National Association

10.15**	First Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.16**	Second Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.17**	Third Supplemental Indenture, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

10.18**	Exchange and Registration Rights Agreement, dated as of July 5, 2012, among The ADT Corporation, Tyco International Ltd. and the purchasers identified therein

10.19**	Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lender parties thereto and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as bookrunners and lead arrangers

10.20	Form of The ADT Corporation 2012 Omnibus Stock and Incentive Plan

21.1**	List of subsidiaries of The ADT Corporation

99.1	Preliminary Information Statement of The ADT Corporation, subject to completion, dated August 29, 2012.

**	Previously filed.